Fifth Third Reports Fourth Quarter 2023 Diluted Earnings Per Share of $0.72
Strong capital accretion and continued to grow deposits and improve liquidity
Reported results included a negative $0.27 impact from certain items on page 2

Key Financial Data				Key Highlights

$ in millions for all balance sheet and income statement items
	4Q23	3Q23	4Q22
         Stability:
•Average deposits increased 2% compared to 3Q23; increased 5% compared to 4Q22
•Maintained full Category 1 LCR compliance during the quarter and achieved a loan-to-core deposit ratio of 72%
•Transferred 23% of AFS securities portfolio to HTM on January 3, 2024
•CET1 capital increased 49 bps sequentially to 10.29% reflecting strong earnings power and balance sheet optimization efforts
•NCO ratio declined 9 bps compared to 3Q23
    Profitability:
     Compared to 3Q23
•Adjusted ROTCE ex. AOCI(a) of 16.8% increased 90 basis points
•Adjusted efficiency ratio(a) of 55.3%
•Tangible book value per share (including AOCI) increased 28%
    Growth:
•Generated consumer household growth of 3% compared to 4Q22
•Opened 19 branches during the quarter, 18 of which are in high-growth Southeast markets

Income Statement Data
Net income available to common shareholders	$492	$623	$699
Net interest income (U.S. GAAP)	1,416	1,438	1,577
Net interest income (FTE)(a)	1,423	1,445	1,582
Noninterest income	744	715	735
Noninterest expense	1,455	1,188	1,218

Per Share Data
Earnings per share, basic	$0.72	$0.91	$1.01
Earnings per share, diluted	0.72	0.91	1.01
Book value per share	25.04	21.19	22.26
Tangible book value per share(a)	17.64	13.76	14.83

Balance Sheet & Credit Quality
Average portfolio loans and leases	$118,858	$121,630	$121,371
Average deposits	169,447	165,644	161,061
Accumulated other comprehensive loss	(4,487)	(6,839)	(5,110)
Net charge-off ratio(b)	0.32%	0.41%	0.22%
Nonperforming asset ratio(c)	0.59	0.51	0.44

Financial Ratios
Return on average assets	0.98%	1.26%	1.42%
Return on average common equity	12.9	16.3	18.8
Return on average tangible common equity(a)	19.8	24.7	29.2
CET1 capital(d)(e)	10.29	9.80	9.28
Net interest margin(a)	2.85	2.98	3.35
Efficiency(a)	67.2	55.0	52.6

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Regulation S-K that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

From Tim Spence, Fifth Third Chairman, President and CEO:
Fifth Third delivered strong operating results in 2023 while continuing to successfully navigate the challenging environment. We generated record revenue while prudently managing expenses and continuing to invest in our businesses. Our credit metrics reflect disciplined credit risk management, with net charge-offs for the quarter in-line with our expectations.
In the fourth quarter, we successfully completed our risk-weighted assets initiative and accreted nearly 50 basis points of CET1 capital. We generated another quarter of strong deposit growth, with average deposits up 5% compared to the year-ago quarter while the industry declined 3%. Additionally, we maintained full Category 1 LCR compliance during the quarter.

We continued to invest for growth by opening 19 branches during the quarter, 18 of which are in our high-growth Southeast markets, and generated consumer household growth of 3% compared to the prior year. Our new quality middle market relationships in commercial continued to grow at a record pace.

While the economic and regulatory environments remain uncertain, we remain well positioned to respond to a range of potential economic and regulatory outcomes. We will continue to follow our guiding principles of stability, profitability, and growth – in that order.

Investor contact: Matt Curoe (513) 534-2345 | Media contact: Jennifer Hendricks Sullivan (614) 744-7693 January 19, 2024

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,423	$1,445	$1,582	(2)%	(10)%
Provision for credit losses	55	119	180	(54)%	(69)%
Noninterest income	744	715	735	4%	1%
Noninterest expense	1,455	1,188	1,218	22%	19%
Income before income taxes(a)	$657	$853	$919	(23)%	(29)%

Taxable equivalent adjustment	$7	$7	$5	—	40%
Applicable income tax expense	120	186	177	(35)%	(32)%
Net income	$530	$660	$737	(20)%	(28)%
Dividends on preferred stock	38	37	38	3%	—
Net income available to common shareholders	$492	$623	$699	(21)%	(30)%
Earnings per share, diluted	$0.72	$0.91	$1.01	(21)%	(29)%

Fifth Third Bancorp (NASDAQ®: FITB) today reported fourth quarter 2023 net income of $530 million compared to net income of $660 million in the prior quarter and $737 million in the year-ago quarter. Net income available to common shareholders in the current quarter was $492 million, or $0.72 per diluted share, compared to $623 million, or $0.91 per diluted share, in the prior quarter and $699 million, or $1.01 per diluted share, in the year-ago quarter.

Diluted earnings per share impact of certain item(s) - 4Q23

(after-tax impact; $ in millions, except per share data)

FDIC special assessment (noninterest expense)(f)	$(172)
Valuation of Visa total return swap (noninterest income)(f)	(17)
Fifth Third Foundation contribution (noninterest expense)(f)	(12)
Restructuring severance expense (noninterest expense)(f)	(4)
Income tax benefit associated with resolution of certain acquisition related tax matters	17
After-tax impact of certain item(s)	$(188)

Diluted earnings per share impact of certain item(s)[1]	$(0.27)

[1]Diluted earnings per share impact reflects 687.729 million average diluted shares outstanding

Reported full year 2023 net income was $2.3 billion compared to full year 2022 net income of $2.4 billion. Full year 2023 net income available to common shareholders was $2.2 billion, or $3.22 per diluted share, compared to 2022 full year net income available to common shareholders of $2.3 billion, or $3.35 per diluted share.

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Interest Income
Interest income	$2,655	$2,536	$2,080	5%	28%
Interest expense	1,232	1,091	498	13%	147%
Net interest income (NII)	$1,423	$1,445	$1,582	(2)%	(10)%

Average Yield/Rate Analysis				bps Change
Yield on interest-earning assets	5.31%	5.23%	4.40%	8	91
Rate paid on interest-bearing liabilities	3.34%	3.10%	1.56%	24	178

Ratios
Net interest rate spread	1.97%	2.13%	2.84%	(16)	(87)
Net interest margin (NIM)	2.85%	2.98%	3.35%	(13)	(50)

NII decreased $22 million, or 2%, compared to the prior quarter. During the quarter, the risk-weighted asset reduction initiative was completed, and strong core deposit growth continued. Balance sheet positioning and deposit performance continue to provide flexibility in managing through a range of uncertain economic and regulatory environments. The impacts of increasing deposit costs due to higher average market rates and continued competition were partially offset by improved loan yields and the funding benefits from the core deposit balance growth. Compared to the prior quarter, NIM decreased 13 bps, reflecting the impact of higher cash balances due to the combined impact of the decrease in average loans and the growth in core deposits. NIM will continue to be impacted by the decision to carry additional liquidity, with the combination of cash and due from banks and other short-term investments exceeding $25 billion at quarter-end.
Compared to the year-ago quarter, NII decreased $159 million, or 10%, reflecting the impact of the deposit mix shift from demand to interest-bearing accounts and continued deposit repricing dynamics, partially offset by higher loan yields. Compared to the year-ago quarter, NIM decreased 50 bps, reflecting the impact of higher market rates and their effects on deposit pricing and the decision to carry additional liquidity, partially offset by higher loan yields.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$146	$149	$140	(2)%	4%
Commercial banking revenue	163	154	158	6%	3%
Mortgage banking net revenue	66	57	63	16%	5%
Wealth and asset management revenue	147	145	139	1%	6%
Card and processing revenue	106	104	103	2%	3%
Leasing business revenue	46	58	58	(21)%	(21)%
Other noninterest income	54	55	72	(2)%	(25)%
Securities gains (losses), net	15	(7)	2	NM	650%
Securities gains, net - non-qualifying hedges
on mortgage servicing rights	1	—	—	NM	NM
Total noninterest income	$744	$715	$735	4%	1%

Reported noninterest income increased $29 million, or 4%, from the prior quarter, and increased $9 million, or 1%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below, including securities gains/losses which incorporate mark-to-market impacts from securities associated with non-qualified deferred compensation plans that are primarily offset in compensation and benefits expense.

Noninterest Income excluding certain items
($ in millions)	For the Three Months Ended
	December	September	December	% Change
	2023	2023	2022	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$744	$715	$735
Valuation of Visa total return swap	22	10	38
Branch impairment charges	—	—	6
Securities (gains) losses, net	(15)	7	(2)
Noninterest income excluding certain items(a)	$751	$732	$777	3%	(3)%

Noninterest income excluding certain items increased $19 million, or 3%, from the prior quarter, and decreased $26 million, or 3%, from the year-ago quarter.
Compared to the prior quarter, service charges on deposits decreased $3 million, or 2%, primarily reflecting a decrease in consumer deposit fees due to the elimination of extended overdraft fees. Commercial banking revenue increased $9 million, or 6%, primarily reflecting higher institutional brokerage revenue, business lending fees, and corporate bond fees, partially offset by a decrease in loan syndication revenue. Mortgage banking net revenue increased $9 million, or 16%, primarily reflecting a decrease in MSR asset decay and an increase in MSR net valuation adjustments, which had a $2 million gain in the fourth quarter compared to a $2 million loss in the prior quarter. Wealth and asset management revenue increased $2 million, or 1%, primarily driven by higher brokerage fees, partially offset by lower personal asset management revenue. Card and processing revenue increased $2 million, or 2%, primarily driven by higher interchange revenue. Leasing business revenue decreased $12 million, or 21%, primarily reflecting lower lease remarketing revenue. Other noninterest income results were driven by the recognition of tax receivable agreement revenue of $22 million in the current quarter.
Compared to the year-ago quarter, service charges on deposits increased $6 million, or 4%, reflecting an increase in commercial treasury management fees, partially offset by a decrease in consumer deposit fees. Commercial banking revenue increased $5 million, or 3%, primarily driven by higher institutional brokerage revenue, corporate bond fees and business lending fees, partially offset by lower M&A advisory revenue and client financial risk management revenue. Mortgage banking net revenue increased $3 million, or 5%, primarily reflecting a decrease in MSR asset decay and an increase in origination fees and gains on loans sales. Wealth and asset management revenue increased $8 million, or 6%, driven by higher brokerage fees and personal asset management revenue. Card and processing revenue increased $3 million, or 3%, primarily reflecting higher interchange revenue. Leasing business revenue decreased $12 million, or 21%, primarily reflecting lower operating lease revenue and lease remarketing revenue. The decrease in other noninterest income was primarily attributable to lower tax receivable agreement revenue and private equity income.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$659	$629	$655	5%	1%
Net occupancy expense	83	84	82	(1)%	1%
Technology and communications	117	115	111	2%	5%
Equipment expense	37	37	37	—	—
Card and processing expense	21	21	21	—	—
Leasing business expense	27	29	36	(7)%	(25)%
Marketing expense	30	35	31	(14)%	(3)%
Other noninterest expense	481	238	245	102%	96%
Total noninterest expense	$1,455	$1,188	$1,218	22%	19%

Reported noninterest expense increased $267 million, or 22%, from the prior quarter, and increased $237 million, or 19%, from the year-ago quarter. The reported results reflect the impact of certain items in the table below.

Noninterest Expense excluding certain item(s)
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Noninterest Expense excluding certain item(s)
Noninterest expense (U.S. GAAP)	$1,455	$1,188	$1,218
FDIC special assessment	(224)	—	—
Fifth Third Foundation contribution	(15)	—	—
Restructuring severance expense	(5)	—	—
Noninterest expense excluding certain item(s)(a)	$1,211	$1,188	$1,218	2%	(1)%

Compared to the prior quarter, noninterest expense excluding certain items increased $23 million, or 2%, primarily driven by the impact of non-qualified deferred compensation mark-to-market, which was a $17 million expense in the fourth quarter compared to a $5 million benefit in the prior quarter, both of which were largely offset in net securities gains/losses through noninterest income.
Compared to the year-ago quarter, noninterest expense excluding certain items decreased $7 million, or 1%, primarily driven by lower leasing business expense and other noninterest expense, partially offset by higher technology and communications expense primarily related to continued modernization investments. The year-ago quarter included $6 million of noninterest expense related to the impact of non-qualified deferred compensation mark-to-market, which was largely offset in net securities gains/losses through noninterest income.

Average Interest-Earning Assets
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$54,633	$57,001	$57,646	(4)%	(5)%
Commercial mortgage loans	11,338	11,216	10,898	1%	4%
Commercial construction loans	5,727	5,539	5,544	3%	3%
Commercial leases	2,535	2,616	2,736	(3)%	(7)%
Total commercial loans and leases	$74,233	$76,372	$76,824	(3)%	(3)%
Consumer loans:
Residential mortgage loans	$17,129	$17,400	$17,577	(2)%	(3)%
Home equity	3,905	3,897	4,024	—	(3)%
Indirect secured consumer loans	15,129	15,787	16,536	(4)%	(9)%
Credit card	1,829	1,808	1,795	1%	2%
Other consumer loans	6,633	6,366	4,615	4%	44%
Total consumer loans	$44,625	$45,258	$44,547	(1)%	—
Total average portfolio loans and leases	$118,858	$121,630	$121,371	(2)%	(2)%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$72	$17	$84	324%	(14)%
Consumer loans held for sale	379	619	1,411	(39)%	(73)%
Total average loans and leases held for sale	$451	$636	$1,495	(29)%	(70)%

Total average loans and leases	$119,309	$122,266	$122,866	(2)%	(3)%

Securities (taxable and tax-exempt)	$57,351	$56,994	$58,489	1%	(2)%
Other short-term investments	21,506	12,956	6,285	66%	242%
Total average interest-earning assets	$198,166	$192,216	$187,640	3%	6%

Compared to the prior quarter, total average portfolio loans and leases decreased 2%, reflecting the aforementioned reduction in risk-weighted assets initiative which impacted both commercial and consumer portfolios. Average commercial portfolio loans and leases decreased 3%, reflecting a decrease in commercial and industrial (C&I) loan balances. Average consumer portfolio loans decreased 1%, primarily reflecting decreases in indirect secured consumer loan balances and residential mortgage loan balances, partially offset by an increase in other consumer loan balances driven by Dividend Finance.
Compared to the year-ago quarter, total average portfolio loans and leases decreased 2%, reflecting a decrease in the commercial portfolio. Average commercial portfolio loans and leases decreased 3%, primarily reflecting a decrease in C&I loan balances, partially offset by an increase in commercial mortgage loan balances. Average consumer portfolio loans were flat, primarily reflecting an increase in other consumer loan balances driven by Dividend Finance, offset by a decrease in indirect secured consumer loan balances and residential mortgage loan balances.
Average loans and leases held for sale were $0.5 billion in the current quarter compared to $0.6 billion in the prior quarter and $1.5 billion in the year-ago quarter.
Average securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter increased $0.4 billion, or 1%, compared to the prior quarter and decreased $1 billion, or 2%, compared to the year-ago quarter. Average other short-term investments (including interest-bearing cash) of $22 billion in the current quarter increased $9 billion, or 66%, compared to the prior quarter and increased $15 billion, or 242%, compared to the year-ago quarter.

Total period-end commercial portfolio loans and leases of $73 billion decreased 3% compared to the prior quarter, primarily reflecting a decrease in C&I loan balances. Compared to the year-ago quarter, total period-end commercial portfolio loans and leases decreased 5%, primarily reflecting a decrease in C&I loan balances. Period-end commercial revolving line utilization was 35%, compared to 36% in the prior quarter and 37% in the year-ago quarter.
Total period-end consumer portfolio loans of $44 billion decreased 1% compared to the prior quarter, primarily reflecting decreases in indirect secured consumer loan balances and residential mortgage loan balances, partially offset by an increase in other consumer loan balances driven by Dividend Finance. Compared to the year-ago quarter, total period-end consumer portfolio loans decreased 1%, primarily driven by decreases in indirect secured consumer loan balances and residential mortgage loan balances, partially offset by an increase in other consumer loan balances driven by Dividend Finance.
Total period-end securities (taxable and tax-exempt; amortized cost) of $57 billion in the current quarter were stable compared to the prior quarter and decreased $1 billion, or 2%, compared to the year-ago quarter. Period-end other short-term investments of approximately $22 billion increased $3 billion, or 17%, compared to the prior quarter, and increased $14 billion, or 164%, compared to the year-ago quarter.
On January 3, 2024, Fifth Third transferred $12.6 billion (amortized cost) of securities, with an unrealized loss of $994 million, from available-for-sale to held-to-maturity. This transfer is in response to Fifth Third's decision to hold these securities to maturity in order to reduce potential capital volatility associated with investment security market price fluctuations.

Average Deposits
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Average Deposits
Demand	$43,396	$44,228	$54,550	(2)%	(20)%
Interest checking	57,114	53,109	47,801	8%	19%
Savings	18,252	20,511	23,474	(11)%	(22)%
Money market	34,292	32,072	28,713	7%	19%
Foreign office(g)	178	168	209	6%	(15)%
Total transaction deposits	$153,232	$150,088	$154,747	2%	(1)%
CDs $250,000 or less	10,556	9,630	2,748	10%	284%
Total core deposits	$163,788	$159,718	$157,495	3%	4%
CDs over $250,000	5,659	5,926	3,566	(5)%	59%
Total average deposits	$169,447	$165,644	$161,061	2%	5%

CDs over $250,000 includes $4.8BN, $5.2BN, and $3.4BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 12/31/23, 9/30/23, and 12/31/22, respectively.

Compared to the prior quarter, total average deposits increased 2%, primarily due to seasonality. Average demand deposits represented 26% of total core deposits in the current quarter, compared to 28% in the prior quarter. Compared to the prior quarter, average consumer segment deposits increased 1%, average commercial segment deposits increased 5%, and average wealth & asset management segment deposits increased 1%. Period-end total deposits increased 1% compared to the prior quarter.
Compared to the year-ago quarter, total average deposits increased 5%, primarily reflecting an increase in interest checking and time deposit balances, partially offset by a decrease in demand account balances. Period-end total deposits increased 3% compared to the year-ago quarter.

The period-end portfolio loan-to-core deposit ratio was 72% in the current quarter, compared to 74% in the prior quarter and 76% in the year-ago quarter. Estimated uninsured deposits were approximately $71 billion, or 42% of total deposits, as of quarter end.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Average Wholesale Funding
CDs over $250,000	$5,659	$5,926	$3,566	(5)%	59%
Federal funds purchased	191	181	264	6%	(28)%
Securities sold under repurchase agreements	350	352	476	(1)%	(26)%
FHLB advances	3,293	3,726	5,489	(12)%	(40)%
Derivative collateral and other secured borrowings	34	48	225	(29)%	(85)%
Long-term debt	16,588	14,056	13,425	18%	24%
Total average wholesale funding	$26,115	$24,289	$23,445	8%	11%

CDs over $250,000 includes $4.8BN, $5.2BN, and $3.4BN of retail brokered certificates of deposit which are fully covered by FDIC insurance for the three months ended 12/31/23, 9/30/23, and 12/31/22, respectively.

Compared to the prior quarter, average wholesale funding increased 8%, primarily reflecting an increase in long-term debt (reflecting the full quarter impact of issuing long-term debt and automobile loan portfolio securitization in the prior quarter), partially offset by a decrease in FHLB advances. Compared to the year-ago quarter, average wholesale funding increased 11%, primarily reflecting an increase in long-term debt and CDs over $250,000, partially offset by a decrease in FHLB advances.

Credit Quality Summary
($ in millions)	As of and For the Three Months Ended
	December	September	June	March	December
	2023	2023	2023	2023	2022

Total nonaccrual portfolio loans and leases (NPLs)	$649	$570	$629	$593	$515
Repossessed property	10	11	8	8	6
OREO	29	31	24	22	18
Total nonperforming portfolio loans and leases and OREO (NPAs)	$688	$612	$661	$623	$539

NPL ratio(h)	0.55%	0.47%	0.52%	0.48%	0.42%
NPA ratio(c)	0.59%	0.51%	0.54%	0.51%	0.44%

Portfolio loans and leases 30-89 days past due (accrual)	$359	$316	$339	$317	$364
Portfolio loans and leases 90 days past due (accrual)	36	29	51	46	40

30-89 days past due as a % of portfolio loans and leases	0.31%	0.26%	0.28%	0.26%	0.30%
90 days past due as a % of portfolio loans and leases	0.03%	0.02%	0.04%	0.04%	0.03%

Allowance for loan and lease losses (ALLL), beginning	$2,340	$2,327	$2,215	$2,194	$2,099
Impact of adoption of ASU 2022-02	—	—	—	(49)	—
Total net losses charged-off	(96)	(124)	(90)	(78)	(68)
Provision for loan and lease losses	78	137	202	148	163
ALLL, ending	$2,322	$2,340	$2,327	$2,215	$2,194

Reserve for unfunded commitments, beginning	$189	$207	$232	$216	$199
(Benefit from) provision for the reserve for unfunded commitments	(23)	(18)	(25)	16	17
Reserve for unfunded commitments, ending	$166	$189	$207	$232	$216

Total allowance for credit losses (ACL)	$2,488	$2,529	$2,534	$2,447	$2,410

ACL ratios:
As a % of portfolio loans and leases	2.12%	2.11%	2.08%	1.99%	1.98%
As a % of nonperforming portfolio loans and leases	383%	443%	403%	413%	468%
As a % of nonperforming portfolio assets	362%	413%	383%	393%	447%

ALLL as a % of portfolio loans and leases	1.98%	1.95%	1.91%	1.80%	1.81%

Total losses charged-off	$(133)	$(158)	$(121)	$(110)	$(103)
Total recoveries of losses previously charged-off	37	34	31	32	35
Total net losses charged-off	$(96)	$(124)	$(90)	$(78)	$(68)

Net charge-off ratio (NCO ratio)(b)	0.32%	0.41%	0.29%	0.26%	0.22%
Commercial NCO ratio	0.13%	0.34%	0.16%	0.17%	0.13%
Consumer NCO ratio	0.64%	0.53%	0.50%	0.42%	0.38%

Nonperforming portfolio loans and leases were $649 million in the current quarter, with the resulting NPL ratio of 0.55%. Compared to the prior quarter, NPLs increased $79 million with the NPL ratio increasing 8 bps. Compared to the year-ago quarter, NPLs increased $134 million with the NPL ratio increasing 13 bps.
Nonperforming portfolio assets were $688 million in the current quarter, with the resulting NPA ratio of 0.59%. Compared to the prior quarter, NPAs increased $76 million with the NPA ratio increasing 8 bps. Compared to the year-ago quarter, NPAs increased $149 million with the NPA ratio increasing 15 bps.
The provision for credit losses totaled $55 million in the current quarter. The allowance for credit loss ratio represented 2.12% of total portfolio loans and leases at quarter end, compared with 2.11% for the prior quarter end and 1.98% for the year-ago quarter end. In the current quarter, the allowance for credit losses represented 383% of nonperforming portfolio loans and leases and 362% of nonperforming portfolio assets.
Net charge-offs were $96 million in the current quarter, resulting in an NCO ratio of 0.32%. Compared to the prior quarter, net charge-offs decreased $28 million and the NCO ratio decreased 9 bps. Commercial net charge-offs were $25 million, resulting in a commercial NCO ratio of 0.13%, which decreased 21 bps compared to the prior quarter. Consumer net charge-offs were $71 million, resulting in a consumer NCO ratio of 0.64%, which increased 11 bps compared to the prior quarter.
Compared to the year-ago quarter, net charge-offs increased $28 million and the NCO ratio increased 10 bps, reflecting a normalizing from near-historically low net charge-offs in the year-ago quarter. The commercial NCO ratio was flat compared to the prior year, and the consumer NCO ratio increased 26 bps compared to the prior year.

Capital Position
	As of and For the Three Months Ended
	December	September	June	March	December
	2023	2023	2023	2023	2022
Capital Position
Average total Bancorp shareholders' equity as a % of average assets	8.04%	8.30%	8.90%	8.77%	8.18%
Tangible equity(a)	8.65%	8.46%	8.58%	8.39%	8.31%
Tangible common equity (excluding AOCI)(a)	7.67%	7.49%	7.57%	7.38%	7.30%
Tangible common equity (including AOCI)(a)	5.73%	4.51%	5.26%	5.49%	5.00%

Regulatory Capital Ratios(d)(e)
CET1 capital	10.29%	9.80%	9.49%	9.28%	9.28%
Tier 1 risk-based capital	11.59%	11.06%	10.73%	10.53%	10.53%
Total risk-based capital	13.72%	13.13%	12.83%	12.64%	12.79%
Leverage	8.73%	8.85%	8.81%	8.67%	8.56%

The CET1 capital ratio was 10.29%, the Tangible common equity to tangible assets ratio was 7.67% excluding AOCI, and 5.73% including AOCI. The Tier 1 risk-based capital ratio was 11.59%, the Total risk-based capital ratio was 13.72%, and the Leverage ratio was 8.73%. Fifth Third did not execute share repurchases in the fourth quarter of 2023.

Tax Rate
The effective tax rate for the quarter was 18.4% compared with 22.0% in the prior quarter and 19.4% in the year-ago quarter. The tax rate in the fourth quarter reflects a favorable adjustment of $17 million associated with resolution of certain acquisition related tax matters.
Conference Call
Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”). Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address, which will be available for 30 days.
Corporate Profile
Fifth Third is a bank that’s as long on innovation as it is on history. Since 1858, we’ve been helping individuals, families, businesses and communities grow through smart financial services that improve lives. Our list of firsts is extensive, and it’s one that continues to expand as we explore the intersection of tech-driven innovation, dedicated people, and focused community impact. Fifth Third is one of the few U.S.-based banks to have been named among Ethisphere's World’s Most Ethical Companies® for several years. With a commitment to taking care of our customers, employees, communities and shareholders, our goal is not only to be the nation’s highest performing regional bank, but to be the bank people most value and trust.

Fifth Third Bank, National Association is a federally chartered institution. Fifth Third Bancorp is the indirect parent company of Fifth Third Bank and its common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.” Investor information and press releases can be viewed at www.53.com.

Earnings Release End Notes
(a)Non-GAAP measure; see discussion of non-GAAP reconciliation beginning on page 27.
(b)Net losses charged-off as a percent of average portfolio loans and leases presented on an annualized basis.
(c)Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.
(d)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(e)Current period regulatory capital ratios are estimated.
(f)Assumes a 23% tax rate.
(g)Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(h)Nonperforming portfolio loans and leases as a percent of portfolio loans and leases.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. All statements other than statements of historical fact are forward-looking statements. These statements relate to our financial condition, results of operations, plans, objectives, future performance, capital actions or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission (“SEC”).

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) effects of the global COVID-19 pandemic; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft, misappropriation or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates and the effects of inflation; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events, other natural disasters, or health emergencies (including pandemics); (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity; (44) changes in law or requirements imposed by Fifth Third’s regulators impacting our capital actions, including dividend payments and stock repurchases; and (45) Fifth Third's ability to meet its environmental and/or social targets, goals and commitments.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.
# # #

Quarterly Financial Review for December 31, 2023

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheets and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Non-GAAP Reconciliation	27-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights	As of and For the Three Months Ended			% / bps				% / bps
$ in millions, except per share data				Change		Year to Date		Change
(unaudited)	December	September	December			December	December
	2023	2023	2022	Seq	Yr/Yr	2023	2022	Yr/Yr
Income Statement Data
Net interest income	$1,416	$1,438	$1,577	(2%)	(10%)	$5,827	$5,609	4%
Net interest income (FTE)(a)	1,423	1,445	1,582	(2%)	(10%)	5,852	5,625	4%
Noninterest income	744	715	735	4%	1%	2,881	2,766	4%
Total revenue (FTE)(a)	2,167	2,160	2,317	—	(6%)	8,733	8,391	4%
Provision for credit losses	55	119	180	(54%)	(69%)	515	563	(9%)
Noninterest expense	1,455	1,188	1,218	22%	19%	5,205	4,719	10%
Net income	530	660	737	(20%)	(28%)	2,349	2,446	(4%)
Net income available to common shareholders	492	623	699	(21%)	(30%)	2,212	2,330	(5%)

Earnings Per Share Data
Net income allocated to common shareholders	$492	$623	$698	(21%)	(30%)	$2,212	$2,328	(5%)
Average common shares outstanding (in thousands):
Basic	684,413	684,224	688,680	—	(1%)	684,172	688,634	(1%)
Diluted	687,729	687,059	694,195	—	(1%)	687,678	694,952	(1%)
Earnings per share, basic	$0.72	$0.91	$1.01	(21%)	(29%)	$3.23	$3.38	(4%)
Earnings per share, diluted	0.72	0.91	1.01	(21%)	(29%)	3.22	3.35	(4%)

Common Share Data
Cash dividends per common share	$0.35	$0.35	$0.33	—	6%	$1.36	$1.26	8%
Book value per share	25.04	21.19	22.26	18%	12%	25.04	22.26	12%
Market value per share	34.49	25.33	32.81	36%	5%	34.49	32.81	5%
Common shares outstanding (in thousands)	681,125	680,990	683,386	—	—	681,125	683,386	—
Market capitalization	$23,492	$17,249	$22,422	36%	5%	$23,492	$22,422	5%

Financial Ratios
Return on average assets	0.98%	1.26%	1.42%	(28)	(44)	1.13%	1.18%	(5)
Return on average common equity	12.9%	16.3%	18.8%	(340)	(590)	14.2%	13.7%	50
Return on average tangible common equity(a)	19.8%	24.7%	29.2%	(490)	(940)	21.3%	19.7%	160
Noninterest income as a percent of total revenue(a)	34%	33%	32%	100	200	33%	33%	—
Dividend payout	48.6%	38.5%	32.7%	1,010	1,590	42.1%	37.3%	480
Average total Bancorp shareholders’ equity as a percent of average assets	8.04%	8.30%	8.18%	(26)	(14)	8.49%	9.22%	(73)
Tangible common equity(a)	7.67%	7.49%	7.30%	18	37	7.67%	7.30%	37
Net interest margin (FTE)(a)	2.85%	2.98%	3.35%	(13)	(50)	3.05%	3.02%	3
Efficiency (FTE)(a)	67.2%	55.0%	52.6%	NM	NM	59.6%	56.2%	340
Effective tax rate	18.4%	22.0%	19.4%	(360)	(100)	21.4%	21.0%	40

Credit Quality
Net losses charged-off	$96	$124	$68	(23%)	41%	$388	$227	71%
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.32%	0.41%	0.22%	(9)	10	0.32%	0.19%	13
ALLL as a percent of portfolio loans and leases	1.98%	1.95%	1.81%	3	17	1.98%	1.81%	17
ACL as a percent of portfolio loans and leases(g)	2.12%	2.11%	1.98%	1	14	2.12%	1.98%	14
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.59%	0.51%	0.44%	8	15	0.59%	0.44%	15

Average Balances
Loans and leases, including held for sale	$119,309	$122,266	$122,866	(2%)	(3%)	$122,282	$120,561	1%
Securities and other short-term investments	78,857	69,950	64,774	13%	22%	69,461	65,765	6%
Assets	214,057	208,385	206,017	3%	4%	208,426	206,929	1%
Transaction deposits(b)	153,232	150,088	154,747	2%	(1%)	150,546	158,961	(5%)
Core deposits(c)	163,788	159,718	157,495	3%	4%	158,844	161,303	(2%)
Wholesale funding(d)	26,115	24,289	23,445	8%	11%	24,943	18,506	35%
Bancorp shareholders' equity	17,201	17,305	16,857	(1%)	2%	17,704	19,080	(7%)

Regulatory Capital Ratios(e)(f)
CET1 capital	10.29%	9.80%	9.28%	49	101	10.29%	9.28%	101
Tier 1 risk-based capital	11.59%	11.06%	10.53%	53	106	11.59%	10.53%	106
Total risk-based capital	13.72%	13.13%	12.79%	59	93	13.72%	12.79%	93
Leverage	8.73%	8.85%	8.56%	(12)	17	8.73%	8.56%	17

Additional Metrics
Banking centers	1,088	1,073	1,087	1%	—	1,088	1,087	—
ATMs	2,104	2,101	2,132	—	(1%)	2,104	2,132	(1%)
Full-time equivalent employees	18,724	18,804	19,319	—	(3%)	18,724	19,319	(3%)
Assets under care ($ in billions)(h)	$574	$547	$510	5%	13%	$574	$510	13%
Assets under management ($ in billions)(h)	59	57	55	4%	7%	59	55	7%
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	As of and For the Three Months Ended
(unaudited)	December	September	June	March	December
	2023	2023	2023	2023	2022
Income Statement Data
Net interest income	$1,416	$1,438	$1,457	$1,517	$1,577
Net interest income (FTE)(a)	1,423	1,445	1,463	1,522	1,582
Noninterest income	744	715	726	696	735
Total revenue (FTE)(a)	2,167	2,160	2,189	2,218	2,317
Provision for credit losses	55	119	177	164	180
Noninterest expense	1,455	1,188	1,231	1,331	1,218
Net income	530	660	601	558	737
Net income available to common shareholders	492	623	562	535	699

Earnings Per Share Data
Net income allocated to common shareholders	$492	$623	$562	$535	$698
Average common shares outstanding (in thousands):
Basic	684,413	684,224	684,029	684,017	688,680
Diluted	687,729	687,059	686,386	689,566	694,195
Earnings per share, basic	$0.72	$0.91	$0.82	$0.78	$1.01
Earnings per share, diluted	0.72	0.91	0.82	0.78	1.01

Common Share Data
Cash dividends per common share	$0.35	$0.35	$0.33	$0.33	$0.33
Book value per share	25.04	21.19	23.05	23.87	22.26
Market value per share	34.49	25.33	26.21	26.64	32.81
Common shares outstanding (in thousands)	681,125	680,990	680,850	680,537	683,386
Market capitalization	$23,492	$17,249	$17,845	$18,129	$22,422

Financial Ratios
Return on average assets	0.98%	1.26%	1.17%	1.10%	1.42%
Return on average common equity	12.9%	16.3%	13.9%	13.7%	18.8%
Return on average tangible common equity(a)	19.8%	24.7%	20.5%	20.5%	29.2%
Noninterest income as a percent of total revenue(a)	34%	33%	33%	31%	32%
Dividend payout	48.6%	38.5%	40.2%	42.3%	32.7%
Average total Bancorp shareholders’ equity as a percent of average assets	8.04%	8.30%	8.90%	8.77%	8.18%
Tangible common equity(a)	7.67%	7.49%	7.57%	7.38%	7.30%
Net interest margin (FTE)(a)	2.85%	2.98%	3.10%	3.29%	3.35%
Efficiency (FTE)(a)	67.2%	55.0%	56.2%	60.0%	52.6%
Effective tax rate	18.4%	22.0%	22.5%	22.3%	19.4%

Credit Quality
Net losses charged-off	$96	$124	$90	$78	$68
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.32%	0.41%	0.29%	0.26%	0.22%
ALLL as a percent of portfolio loans and leases	1.98%	1.95%	1.91%	1.80%	1.81%
ACL as a percent of portfolio loans and leases(g)	2.12%	2.11%	2.08%	1.99%	1.98%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.59%	0.51%	0.54%	0.51%	0.44%

Average Balances
Loans and leases, including held for sale	$119,309	$122,266	$123,987	$123,615	$122,866
Securities and other short-term investments	78,857	69,950	65,073	63,792	64,774
Assets	214,057	208,385	206,079	205,084	206,017
Transaction deposits(b)	153,232	150,088	147,723	151,124	154,747
Core deposits(c)	163,788	159,718	155,482	156,297	157,495
Wholesale funding(d)	26,115	24,289	25,628	23,720	23,445
Bancorp shareholders’ equity	17,201	17,305	18,344	17,977	16,857

Regulatory Capital Ratios(e)(f)
CET1 capital	10.29%	9.80%	9.49%	9.28%	9.28%
Tier 1 risk-based capital	11.59%	11.06%	10.73%	10.53%	10.53%
Total risk-based capital	13.72%	13.13%	12.83%	12.64%	12.79%
Leverage	8.73%	8.85%	8.81%	8.67%	8.56%

Additional Metrics
Banking centers	1,088	1,073	1,072	1,069	1,087
ATMs	2,104	2,101	2,114	2,118	2,132
Full-time equivalent employees	18,724	18,804	19,225	19,474	19,319
Assets under care ($ in billions)(h)	$574	$547	$554	$542	$510
Assets under management ($ in billions)(h)	59	57	59	57	55
(a)Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.
(b)Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)Includes transaction deposits plus CDs $250,000 or less.
(d)Includes CDs over $250,000, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)Current period regulatory capital ratios are estimates.
(f)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.
(g)The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.
(h)Assets under management and assets under care include trust and brokerage assets.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	December	September	December			December	December
	2023	2023	2022	Seq	Yr/Yr	2023	2022	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,889	$1,899	$1,577	(1%)	20%	$7,334	$4,954	48%
Interest on securities	451	444	440	2%	3%	1,770	1,517	17%
Interest on other short-term investments	308	186	58	66%	431%	656	116	466%
Total interest income	2,648	2,529	2,075	5%	28%	9,760	6,587	48%

Interest Expense
Interest on deposits	952	844	300	13%	217%	2,929	447	555%
Interest on federal funds purchased	3	2	2	50%	50%	15	6	150%
Interest on other short-term borrowings	49	52	53	(6%)	(8%)	247	108	129%
Interest on long-term debt	228	193	143	18%	59%	742	417	78%
Total interest expense	1,232	1,091	498	13%	147%	3,933	978	302%

Net Interest Income	1,416	1,438	1,577	(2%)	(10%)	5,827	5,609	4%

Provision for credit losses	55	119	180	(54%)	(69%)	515	563	(9%)
Net Interest Income After Provision for Credit Losses	1,361	1,319	1,397	3%	(3%)	5,312	5,046	5%

Noninterest Income
Service charges on deposits	146	149	140	(2%)	4%	577	589	(2%)
Commercial banking revenue	163	154	158	6%	3%	624	565	10%
Mortgage banking net revenue	66	57	63	16%	5%	250	215	16%
Wealth and asset management revenue	147	145	139	1%	6%	581	570	2%
Card and processing revenue	106	104	103	2%	3%	416	409	2%
Leasing business revenue	46	58	58	(21%)	(21%)	208	237	(12%)
Other noninterest income	54	55	72	(2%)	(25%)	207	265	(22%)
Securities gains (losses), net	15	(7)	2	NM	650%	18	(82)	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	1	—	—	NM	NM	—	(2)	(100%)
Total noninterest income	744	715	735	4%	1%	2,881	2,766	4%

Noninterest Expense
Compensation and benefits	659	629	655	5%	1%	2,694	2,554	5%
Net occupancy expense	83	84	82	(1%)	1%	331	307	8%
Technology and communications	117	115	111	2%	5%	464	416	12%
Equipment expense	37	37	37	—	—	148	145	2%
Card and processing expense	21	21	21	—	—	84	80	5%
Leasing business expense	27	29	36	(7%)	(25%)	121	131	(8%)
Marketing expense	30	35	31	(14%)	(3%)	126	118	7%
Other noninterest expense	481	238	245	102%	96%	1,237	968	28%
Total noninterest expense	1,455	1,188	1,218	22%	19%	5,205	4,719	10%
Income Before Income Taxes	650	846	914	(23%)	(29%)	2,988	3,093	(3%)
Applicable income tax expense	120	186	177	(35%)	(32%)	639	647	(1%)
Net Income	530	660	737	(20%)	(28%)	2,349	2,446	(4%)
Dividends on preferred stock	38	37	38	3%	—	137	116	18%
Net Income Available to Common Shareholders	$492	$623	$699	(21%)	(30%)	$2,212	$2,330	(5%)

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2023	2023	2023	2023	2022
Interest Income
Interest and fees on loans and leases	$1,889	$1,899	$1,831	$1,714	$1,577
Interest on securities	451	444	437	439	440
Interest on other short-term investments	308	186	102	60	58
Total interest income	2,648	2,529	2,370	2,213	2,075

Interest Expense
Interest on deposits	952	844	655	478	300
Interest on federal funds purchased	3	2	5	5	2
Interest on other short-term borrowings	49	52	90	57	53
Interest on long-term debt	228	193	163	156	143
Total interest expense	1,232	1,091	913	696	498

Net Interest Income	1,416	1,438	1,457	1,517	1,577

Provision for credit losses	55	119	177	164	180
Net Interest Income After Provision for Credit Losses	1,361	1,319	1,280	1,353	1,397

Noninterest Income
Service charges on deposits	146	149	144	137	140
Commercial banking revenue	163	154	146	161	158
Mortgage banking net revenue	66	57	59	69	63
Wealth and asset management revenue	147	145	143	146	139
Card and processing revenue	106	104	106	100	103
Leasing business revenue	46	58	47	57	58
Other noninterest income	54	55	74	22	72
Securities gains (losses), net	15	(7)	7	4	2
Securities gains, net - non-qualifying hedges on mortgage servicing rights	1	—	—	—	—
Total noninterest income	744	715	726	696	735

Noninterest Expense
Compensation and benefits	659	629	650	757	655
Net occupancy expense	83	84	83	81	82
Technology and communications	117	115	114	118	111
Equipment expense	37	37	36	37	37
Card and processing expense	21	21	20	22	21
Leasing business expense	27	29	31	34	36
Marketing expense	30	35	31	29	31
Other noninterest expense	481	238	266	253	245
Total noninterest expense	1,455	1,188	1,231	1,331	1,218
Income Before Income Taxes	650	846	775	718	914
Applicable income tax expense	120	186	174	160	177
Net Income	530	660	601	558	737
Dividends on preferred stock	38	37	39	23	38
Net Income Available to Common Shareholders	$492	$623	$562	$535	$699

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	December	September	December
	2023	2023	2022	Seq	Yr/Yr
Assets
Cash and due from banks	$3,142	$2,837	$3,466	11%	(9%)
Other short-term investments	22,082	18,923	8,351	17%	164%
Available-for-sale debt and other securities(a)	50,419	47,893	51,503	5%	(2%)
Held-to-maturity securities(b)	2	2	5	—	(60%)
Trading debt securities	899	1,222	414	(26%)	117%
Equity securities	613	250	317	145%	93%
Loans and leases held for sale	378	614	1,007	(38%)	(62%)
Portfolio loans and leases:
Commercial and industrial loans	53,270	55,790	57,232	(5%)	(7%)
Commercial mortgage loans	11,276	11,122	11,020	1%	2%
Commercial construction loans	5,621	5,582	5,433	1%	3%
Commercial leases	2,579	2,624	2,704	(2%)	(5%)
Total commercial loans and leases	72,746	75,118	76,389	(3%)	(5%)
Residential mortgage loans	17,026	17,293	17,628	(2%)	(3%)
Home equity	3,916	3,898	4,039	—	(3%)
Indirect secured consumer loans	14,965	15,434	16,552	(3%)	(10%)
Credit card	1,865	1,817	1,874	3%	—
Other consumer loans	6,716	6,528	4,998	3%	34%
Total consumer loans	44,488	44,970	45,091	(1%)	(1%)
Portfolio loans and leases	117,234	120,088	121,480	(2%)	(3%)
Allowance for loan and lease losses	(2,322)	(2,340)	(2,194)	(1%)	6%
Portfolio loans and leases, net	114,912	117,748	119,286	(2%)	(4%)
Bank premises and equipment	2,349	2,303	2,187	2%	7%
Operating lease equipment	459	480	627	(4%)	(27%)
Goodwill	4,919	4,919	4,915	—	—
Intangible assets	125	136	169	(8%)	(26%)
Servicing rights	1,737	1,822	1,746	(5%)	(1%)
Other assets	12,538	13,818	13,459	(9%)	(7%)
Total Assets	$214,574	$212,967	$207,452	1%	3%

Liabilities
Deposits:
Demand	$43,146	$43,844	$53,125	(2%)	(19%)
Interest checking	57,257	53,421	51,653	7%	11%
Savings	18,215	20,195	23,469	(10%)	(22%)
Money market	34,374	33,492	28,220	3%	22%
Foreign office	162	168	182	(4%)	(11%)
CDs $250,000 or less	10,552	10,306	3,809	2%	177%
CDs over $250,000	5,206	6,246	3,232	(17%)	61%
Total deposits	168,912	167,672	163,690	1%	3%
Federal funds purchased	193	205	180	(6%)	7%
Other short-term borrowings	2,861	4,594	4,838	(38%)	(41%)
Accrued taxes, interest and expenses	2,195	1,834	1,822	20%	20%
Other liabilities	4,861	5,808	5,881	(16%)	(17%)
Long-term debt	16,380	16,310	13,714	—	19%
Total Liabilities	195,402	196,423	190,125	(1%)	3%
Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	2,116	2,116	2,116	—	—
Capital surplus	3,757	3,733	3,684	1%	2%
Retained earnings	22,997	22,747	21,689	1%	6%
Accumulated other comprehensive loss	(4,487)	(6,839)	(5,110)	(34%)	(12%)
Treasury stock	(7,262)	(7,264)	(7,103)	—	2%
Total Equity	19,172	16,544	17,327	16%	11%
Total Liabilities and Equity	$214,574	$212,967	$207,452	1%	3%
(a) Amortized cost	$55,789	$55,557	$57,530	—	(3%)
(b) Market values	2	2	5	—	(60%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	681,125	680,990	683,386	—	—
Treasury	242,768	242,903	240,507	—	—

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	December	September	June	March	December
	2023	2023	2023	2023	2022
Assets
Cash and due from banks	$3,142	$2,837	$2,594	$2,780	$3,466
Other short-term investments	22,082	18,923	10,943	9,794	8,351
Available-for-sale debt and other securities(a)	50,419	47,893	49,329	50,719	51,503
Held-to-maturity securities(b)	2	2	2	2	5
Trading debt securities	899	1,222	1,139	1,174	414
Equity securities	613	250	331	323	317
Loans and leases held for sale	378	614	760	749	1,007
Portfolio loans and leases:
Commercial and industrial loans	53,270	55,790	56,897	57,720	57,232
Commercial mortgage loans	11,276	11,122	11,310	11,228	11,020
Commercial construction loans	5,621	5,582	5,475	5,548	5,433
Commercial leases	2,579	2,624	2,670	2,743	2,704
Total commercial loans and leases	72,746	75,118	76,352	77,239	76,389
Residential mortgage loans	17,026	17,293	17,503	17,608	17,628
Home equity	3,916	3,898	3,911	3,958	4,039
Indirect secured consumer loans	14,965	15,434	16,097	16,484	16,552
Credit card	1,865	1,817	1,818	1,761	1,874
Other consumer loans	6,716	6,528	6,210	5,807	4,998
Total consumer loans	44,488	44,970	45,539	45,618	45,091
Portfolio loans and leases	117,234	120,088	121,891	122,857	121,480
Allowance for loan and lease losses	(2,322)	(2,340)	(2,327)	(2,215)	(2,194)
Portfolio loans and leases, net	114,912	117,748	119,564	120,642	119,286
Bank premises and equipment	2,349	2,303	2,275	2,219	2,187
Operating lease equipment	459	480	537	578	627
Goodwill	4,919	4,919	4,919	4,915	4,915
Intangible assets	125	136	146	157	169
Servicing rights	1,737	1,822	1,764	1,725	1,746
Other assets	12,538	13,818	12,973	12,880	13,459
Total Assets	$214,574	$212,967	$207,276	$208,657	$207,452

Liabilities
Deposits:
Demand	$43,146	$43,844	$45,264	$49,649	$53,125
Interest checking	57,257	53,421	52,743	49,924	51,653
Savings	18,215	20,195	21,342	22,563	23,469
Money market	34,374	33,492	30,012	28,482	28,220
Foreign office	162	168	182	134	182
CDs $250,000 or less	10,552	10,306	8,833	6,624	3,809
CDs over $250,000	5,206	6,246	5,752	5,599	3,232
Total deposits	168,912	167,672	164,128	162,975	163,690
Federal funds purchased	193	205	163	177	180
Other short-term borrowings	2,861	4,594	5,817	7,364	4,838
Accrued taxes, interest and expenses	2,195	1,834	1,765	1,577	1,822
Other liabilities	4,861	5,808	5,316	5,307	5,881
Long-term debt	16,380	16,310	12,278	12,893	13,714
Total Liabilities	195,402	196,423	189,467	190,293	190,125
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	2,116	2,116	2,116	2,116	2,116
Capital surplus	3,757	3,733	3,708	3,682	3,684
Retained earnings	22,997	22,747	22,366	22,032	21,689
Accumulated other comprehensive loss	(4,487)	(6,839)	(5,166)	(4,245)	(5,110)
Treasury stock	(7,262)	(7,264)	(7,266)	(7,272)	(7,103)
Total Equity	19,172	16,544	17,809	18,364	17,327
Total Liabilities and Equity	$214,574	$212,967	$207,276	$208,657	$207,452
(a) Amortized cost	$55,789	$55,557	$55,399	$55,958	$57,530
(b) Market values	2	2	2	2	5
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	681,125	680,990	680,850	680,537	683,386
Treasury	242,768	242,903	243,042	243,356	240,507

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions
(unaudited)
	For the Three Months Ended		Year to Date
	December	December	December	December
	2023	2022	2023	2022
Total Equity, Beginning	$16,544	$16,736	$17,327	$22,210
Impact of cumulative effect of change in accounting principle	—	—	37	—
Net income	530	737	2,349	2,446
Other comprehensive income (loss), net of tax:
Change in unrealized gains (losses):
Available-for-sale debt securities	1,746	86	495	(5,480)
Qualifying cash flow hedges	605	98	126	(851)
Change in accumulated other comprehensive income related to employee benefit plans	1	12	2	14
Comprehensive income (loss)	2,882	933	2,972	(3,871)
Cash dividends declared:
Common stock	(242)	(229)	(941)	(877)
Preferred stock	(38)	(38)	(137)	(116)
Impact of stock transactions under stock compensation plans, net	26	25	115	81
Shares acquired for treasury	—	(100)	(201)	(100)
Total Equity, Ending	$19,172	$17,327	$19,172	$17,327

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	For the Three Months Ended
$ in millions	December		September		December
(unaudited)	2023		2023		2022
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$54,688	7.10%	$57,015	7.00%	$57,729	5.71%
Commercial mortgage loans(a)	11,338	6.26%	11,216	6.12%	10,898	4.98%
Commercial construction loans(a)	5,744	6.96%	5,540	6.93%	5,544	5.73%
Commercial leases(a)	2,535	3.76%	2,618	3.75%	2,737	3.23%
Total commercial loans and leases	74,305	6.85%	76,389	6.75%	76,908	5.52%
Residential mortgage loans	17,508	3.51%	18,019	3.52%	18,987	3.48%
Home equity	3,905	8.28%	3,897	8.17%	4,024	5.63%
Indirect secured consumer loans	15,129	4.69%	15,787	4.43%	16,536	3.67%
Credit card	1,829	13.81%	1,808	14.09%	1,795	13.39%
Other consumer loans	6,633	7.90%	6,366	7.65%	4,616	6.27%
Total consumer loans	45,004	5.38%	45,877	5.22%	45,958	4.40%
Total loans and leases	119,309	6.30%	122,266	6.18%	122,866	5.10%
Securities:
Taxable securities	55,884	3.13%	55,519	3.10%	57,230	3.00%
Tax exempt securities(a)	1,467	3.29%	1,475	3.21%	1,259	3.02%
Other short-term investments	21,506	5.68%	12,956	5.69%	6,285	3.68%
Total interest-earning assets	198,166	5.31%	192,216	5.23%	187,640	4.40%
Cash and due from banks	2,759		2,576		3,127
Other assets	15,471		15,920		17,351
Allowance for loan and lease losses	(2,339)		(2,327)		(2,101)
Total Assets	$214,057		$208,385		$206,017

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$57,114	3.41%	$53,109	3.18%	$47,801	1.63%
Savings deposits	18,252	0.63%	20,511	0.89%	23,474	0.37%
Money market deposits	34,292	2.85%	32,072	2.50%	28,713	0.61%
Foreign office deposits	178	2.32%	168	1.72%	209	1.51%
CDs $250,000 or less	10,556	4.14%	9,630	3.97%	2,748	1.12%
Total interest-bearing core deposits	120,392	2.89%	115,490	2.65%	102,945	1.05%
CDs over $250,000	5,659	5.21%	5,926	4.91%	3,566	3.15%
Total interest-bearing deposits	126,051	3.00%	121,416	2.76%	106,511	1.12%
Federal funds purchased	191	5.38%	181	5.31%	264	3.52%
Securities sold under repurchase agreements	350	1.47%	352	1.46%	476	0.36%
FHLB advances	3,293	5.66%	3,726	5.26%	5,489	3.61%
Derivative collateral and other secured borrowings	34	9.77%	48	7.82%	225	4.10%
Long-term debt	16,588	5.47%	14,056	5.46%	13,425	4.23%
Total interest-bearing liabilities	146,507	3.34%	139,779	3.10%	126,390	1.56%
Demand deposits	43,396		44,228		54,550
Other liabilities	6,953		7,073		8,220
Total Liabilities	196,856		191,080		189,160
Total Equity	17,201		17,305		16,857
Total Liabilities and Equity	$214,057		$208,385		$206,017
Ratios:
Net interest margin (FTE)(b)		2.85%		2.98%		3.35%
Net interest rate spread (FTE)(b)		1.97%		2.13%		2.84%
Interest-bearing liabilities to interest-earning assets		73.93%		72.72%		67.36%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis	Year to Date
$ in millions	December		December
(unaudited)	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Interest-earning assets:
Loans and leases:
Commercial and industrial loans(a)	$57,005	6.82%	$55,618	4.32%
Commercial mortgage loans(a)	11,262	5.97%	10,723	3.87%
Commercial construction loans(a)	5,582	6.80%	5,458	4.38%
Commercial leases(a)	2,629	3.63%	2,828	3.02%
Total commercial loans and leases	76,478	6.58%	74,627	4.21%
Residential mortgage loans	18,002	3.45%	19,731	3.27%
Home equity	3,936	7.58%	3,971	4.46%
Indirect secured consumer loans	15,944	4.31%	16,914	3.31%
Credit card	1,800	14.00%	1,737	12.73%
Other consumer loans	6,122	7.46%	3,581	6.16%
Total consumer loans	45,804	5.05%	45,934	3.97%
Total loans and leases	122,282	6.01%	120,561	4.12%
Securities:
Taxable securities	56,066	3.09%	52,218	2.86%
Tax exempt securities(a)	1,461	3.20%	1,128	2.72%
Other short-term investments	11,934	5.50%	12,419	0.94%
Total interest-earning assets	191,743	5.10%	186,326	3.54%
Cash and due from banks	2,772		3,093
Other assets	16,169		19,490
Allowance for loan and lease losses	(2,258)		(1,980)
Total Assets	$208,426		$206,929

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$52,378	2.96%	$45,835	0.65%
Savings deposits	20,872	0.71%	23,445	0.14%
Money market deposits	30,943	2.15%	29,326	0.23%
Foreign office deposits	158	1.82%	170	0.74%
CDs $250,000 or less	8,298	3.71%	2,342	0.40%
Total interest-bearing core deposits	112,649	2.38%	101,118	0.40%
CDs over $250,000	5,332	4.74%	1,688	2.45%
Total interest-bearing deposits	117,981	2.48%	102,806	0.44%
Federal funds purchased	307	4.96%	381	1.69%
Securities sold under repurchase agreements	348	1.22%	482	0.17%
FHLB advances	4,596	5.11%	3,733	2.63%
Derivative collateral and other secured borrowings	100	8.24%	329	2.94%
Long-term debt	14,260	5.20%	11,893	3.50%
Total interest-bearing liabilities	137,592	2.86%	119,624	0.82%
Demand deposits	46,195		60,185
Other liabilities	6,935		8,040
Total Liabilities	190,722		187,849
Total Equity	17,704		19,080
Total Liabilities and Equity	$208,426		$206,929
Ratios:
Net interest margin (FTE)(b)		3.05%		3.02%
Net interest rate spread (FTE)(b)		2.24%		2.72%
Interest-bearing liabilities to interest-earning assets		71.76%		64.20%
(a) Average Yield/Rate of these assets are presented on an FTE basis.
(b) Non-GAAP measure; see discussion and reconciliation of non-GAAP measures beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2023	2023	2023	2023	2022
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$54,633	$57,001	$58,137	$58,149	$57,646
Commercial mortgage loans	11,338	11,216	11,373	11,121	10,898
Commercial construction loans	5,727	5,539	5,535	5,507	5,544
Commercial leases	2,535	2,616	2,700	2,662	2,736
Total commercial loans and leases	74,233	76,372	77,745	77,439	76,824
Consumer loans:
Residential mortgage loans	17,129	17,400	17,517	17,581	17,577
Home equity	3,905	3,897	3,937	4,005	4,024
Indirect secured consumer loans	15,129	15,787	16,281	16,598	16,536
Credit card	1,829	1,808	1,783	1,780	1,795
Other consumer loans	6,633	6,366	6,064	5,409	4,615
Total consumer loans	44,625	45,258	45,582	45,373	44,547
Total average portfolio loans and leases	$118,858	$121,630	$123,327	$122,812	$121,371

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$72	$17	$19	$56	$84
Consumer loans held for sale	379	619	641	747	1,411
Average loans and leases held for sale	$451	$636	$660	$803	$1,495

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$53,270	$55,790	$56,897	$57,720	$57,232
Commercial mortgage loans	11,276	11,122	11,310	11,228	11,020
Commercial construction loans	5,621	5,582	5,475	5,548	5,433
Commercial leases	2,579	2,624	2,670	2,743	2,704
Total commercial loans and leases	72,746	75,118	76,352	77,239	76,389
Consumer loans:
Residential mortgage loans	17,026	17,293	17,503	17,608	17,628
Home equity	3,916	3,898	3,911	3,958	4,039
Indirect secured consumer loans	14,965	15,434	16,097	16,484	16,552
Credit card	1,865	1,817	1,818	1,761	1,874
Other consumer loans	6,716	6,528	6,210	5,807	4,998
Total consumer loans	44,488	44,970	45,539	45,618	45,091
Total portfolio loans and leases	$117,234	$120,088	$121,891	$122,857	$121,480

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$44	$81	$32	$24	$73
Consumer loans held for sale	334	533	728	725	934
Loans and leases held for sale	$378	$614	$760	$749	$1,007

Operating lease equipment	$459	$480	$537	$578	$627

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$1,231	$1,217	$1,122	$1,090	$1,109
Commercial mortgage loans	655	711	748	696	614
Commercial construction loans	283	288	260	386	406
Commercial leases	703	721	642	588	581
Residential mortgage loans	100,842	101,889	102,817	103,399	103,154
Other consumer loans	804	827	853	881	912
Total loans and leases serviced for others	104,518	105,653	106,442	107,040	106,776
Total loans and leases owned or serviced	$222,589	$226,835	$229,630	$231,224	$229,890
(a)Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	December	September	June	March	December
	2023(a)	2023	2023	2023	2022
Regulatory Capital(b)
CET1 capital	$16,800	$16,510	$16,100	$15,727	$15,670
Additional tier 1 capital	2,116	2,116	2,116	2,116	2,116
Tier 1 capital	18,916	18,626	18,216	17,843	17,786
Tier 2 capital	3,484	3,485	3,565	3,588	3,820
Total regulatory capital	$22,400	$22,111	$21,781	$21,431	$21,606
Risk-weighted assets	$163,278	$168,433	$169,720	$169,510	$168,909

Ratios
Average total Bancorp shareholders' equity as a percent of average assets	8.04%	8.30%	8.90%	8.77%	8.18%

Regulatory Capital Ratios(b)
Fifth Third Bancorp
CET1 capital	10.29%	9.80%	9.49%	9.28%	9.28%
Tier 1 risk-based capital	11.59%	11.06%	10.73%	10.53%	10.53%
Total risk-based capital	13.72%	13.13%	12.83%	12.64%	12.79%
Leverage	8.73%	8.85%	8.81%	8.67%	8.56%

Fifth Third Bank, National Association
Tier 1 risk-based capital	12.42%	11.96%	11.25%	11.63%	11.31%
Total risk-based capital	13.85%	13.38%	12.67%	13.05%	12.81%
Leverage	9.37%	9.59%	9.26%	9.62%	9.23%
(a)Current period regulatory capital data and ratios are estimated.
(b)Regulatory capital ratios are calculated pursuant to the five-year transition provision option to phase in the effects of CECL on regulatory capital after its adoption on January 1, 2020.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2023	2023	2023	2023	2022
Average portfolio loans and leases:
Commercial and industrial loans	$54,633	$57,001	$58,137	$58,149	$57,646
Commercial mortgage loans	11,338	11,216	11,373	11,121	10,898
Commercial construction loans	5,727	5,539	5,535	5,507	5,544
Commercial leases	2,535	2,616	2,700	2,662	2,736
Total commercial loans and leases	74,233	76,372	77,745	77,439	76,824
Residential mortgage loans	17,129	17,400	17,517	17,581	17,577
Home equity	3,905	3,897	3,937	4,005	4,024
Indirect secured consumer loans	15,129	15,787	16,281	16,598	16,536
Credit card	1,829	1,808	1,783	1,780	1,795
Other consumer loans	6,633	6,366	6,064	5,409	4,615
Total consumer loans	44,625	45,258	45,582	45,373	44,547
Total average portfolio loans and leases	$118,858	$121,630	$123,327	$122,812	$121,371

Losses charged-off:
Commercial and industrial loans	($30)	($70)	($35)	($32)	($30)
Commercial mortgage loans	—	—	—	—	—
Commercial construction loans	—	—	—	(1)	—
Commercial leases	—	—	—	—	(6)
Total commercial loans and leases	(30)	(70)	(35)	(33)	(36)
Residential mortgage loans	(1)	(1)	(1)	(1)	(1)
Home equity	(2)	(2)	(2)	(1)	(2)
Indirect secured consumer loans	(35)	(27)	(25)	(23)	(21)
Credit card	(22)	(19)	(21)	(20)	(17)
Other consumer loans	(43)	(39)	(37)	(32)	(26)
Total consumer loans	(103)	(88)	(86)	(77)	(67)
Total losses charged-off	($133)	($158)	($121)	($110)	($103)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$2	$5	$3	$2	$10
Commercial mortgage loans	3	—	—	—	—
Commercial construction loans	—	—	—	—	—
Commercial leases	—	1	—	—	1
Total commercial loans and leases	5	6	3	2	11
Residential mortgage loans	1	1	1	1	—
Home equity	2	2	1	1	2
Indirect secured consumer loans	10	8	9	9	7
Credit card	4	4	5	5	4
Other consumer loans	15	13	12	14	11
Total consumer loans	32	28	28	30	24
Total recoveries of losses previously charged-off	$37	$34	$31	$32	$35

Net losses charged-off:
Commercial and industrial loans	($28)	($65)	($32)	($30)	($20)
Commercial mortgage loans	3	—	—	—	—
Commercial construction loans	—	—	—	(1)	—
Commercial leases	—	1	—	—	(5)
Total commercial loans and leases	(25)	(64)	(32)	(31)	(25)
Residential mortgage loans	—	—	—	—	(1)
Home equity	—	—	(1)	—	—
Indirect secured consumer loans	(25)	(19)	(16)	(14)	(14)
Credit card	(18)	(15)	(16)	(15)	(13)
Other consumer loans	(28)	(26)	(25)	(18)	(15)
Total consumer loans	(71)	(60)	(58)	(47)	(43)
Total net losses charged-off	($96)	($124)	($90)	($78)	($68)

Net losses charged-off as a percent of average portfolio loans and leases (annualized):
Commercial and industrial loans	0.20%	0.45%	0.22%	0.21%	0.14%
Commercial mortgage loans	(0.10%)	—	0.01%	0.01%	—
Commercial construction loans	—	—	(0.01%)	0.10%	—
Commercial leases	0.01%	(0.08%)	(0.03%)	(0.04%)	0.70%
Total commercial loans and leases	0.13%	0.34%	0.16%	0.17%	0.13%
Residential mortgage loans	(0.01%)	—	—	—	0.01%
Home equity	0.05%	0.03%	0.06%	(0.04%)	0.02%
Indirect secured consumer loans	0.64%	0.47%	0.38%	0.34%	0.32%
Credit card	3.90%	3.25%	3.61%	3.43%	2.85%
Other consumer loans	1.77%	1.67%	1.63%	1.41%	1.33%
Total consumer loans	0.64%	0.53%	0.50%	0.42%	0.38%
Total net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.32%	0.41%	0.29%	0.26%	0.22%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2023	2023	2023	2023	2022
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$2,340	$2,327	$2,215	$2,194	$2,099
Impact of adoption of ASU 2022-02	—	—	—	(49)	—
Total net losses charged-off	(96)	(124)	(90)	(78)	(68)
Provision for loan and lease losses	78	137	202	148	163
Allowance for loan and lease losses, ending	$2,322	$2,340	$2,327	$2,215	$2,194

Reserve for unfunded commitments, beginning	$189	$207	$232	$216	$199
(Benefit from) provision for the reserve for unfunded commitments	(23)	(18)	(25)	16	17
Reserve for unfunded commitments, ending	$166	$189	$207	$232	$216

Components of allowance for credit losses:
Allowance for loan and lease losses	$2,322	$2,340	$2,327	$2,215	$2,194
Reserve for unfunded commitments	166	189	207	232	216
Total allowance for credit losses	$2,488	$2,529	$2,534	$2,447	$2,410

	As of
	December	September	June	March	December
	2023	2023	2023	2023	2022
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$304	$262	$322	$280	$215
Commercial mortgage loans	20	18	22	44	40
Commercial construction loans	1	—	—	5	8
Commercial leases	1	1	1	5	—
Residential mortgage loans	124	127	137	129	124
Home equity	57	58	61	68	67
Indirect secured consumer loans	36	31	23	27	29
Credit card	34	32	30	29	27
Other consumer loans	72	41	33	6	5
Total nonaccrual portfolio loans and leases	649	570	629	593	515
Repossessed property	10	11	8	8	6
OREO	29	31	24	22	18
Total nonperforming portfolio loans and leases and OREO	688	612	661	623	539
Nonaccrual loans held for sale	1	6	2	—	—
Total nonperforming assets	$689	$618	$663	$623	$539

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$8	$3	$6	$17	$11
Commercial mortgage loans	—	—	20	—	—
Commercial leases	—	—	—	—	2
Total commercial loans and leases	8	3	26	17	13
Residential mortgage loans(c)	7	6	7	9	7
Home equity	—	—	1	1	1
Credit card	21	20	17	18	18
Other consumer loans	—	—	—	1	1
Total consumer loans	28	26	25	29	27
Total loans and leases 90 days past due (accrual)(b)	$36	$29	$51	$46	$40
Ratios
Net losses charged-off as a percent of average portfolio loans and leases (annualized)	0.32%	0.41%	0.29%	0.26%	0.22%
Allowance for credit losses:
As a percent of portfolio loans and leases	2.12%	2.11%	2.08%	1.99%	1.98%
As a percent of nonperforming portfolio loans and leases(a)	383%	443%	403%	413%	468%
As a percent of nonperforming portfolio assets(a)	362%	413%	383%	393%	447%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases(a)	0.55%	0.47%	0.52%	0.48%	0.42%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.59%	0.51%	0.54%	0.51%	0.44%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.59%	0.51%	0.54%	0.50%	0.44%
(a) Excludes nonaccrual loans held for sale.
(b) Excludes loans held for sale.
(c) Excludes government guaranteed residential mortgage loans.

Use of Non-GAAP Financial Measures
In addition to GAAP measures, management considers various non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “tangible book value per share (excluding AOCI),” “adjusted noninterest income,” “noninterest income excluding certain items,” “adjusted noninterest expense,” “noninterest expense excluding certain items,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income", “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” “noninterest income as a percent of total revenue”, and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and to make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as it provides a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, in a manner comparable to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, noninterest income as a percent of total revenue, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of ongoing financial performance and enhances comparability of results with prior periods.

The Bancorp believes noninterest income excluding certain items and noninterest expense excluding certain items are important measures that adjust for certain components that are prone to significant period-to-period changes in order to facilitate the explanation of variances in the noninterest income and noninterest expense line items.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by U.S. banking agencies. These calculations are intended to complement the capital ratios defined by U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI, some of which are uncertain; providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see reconciliations of all historical non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

	Fifth Third Bancorp and Subsidiaries
	Non-GAAP Reconciliation
	$ and shares in millions	As of and For the Three Months Ended
	(unaudited)	December	September	June	March	December
		2023	2023	2023	2023	2022
	Net interest income	$1,416	$1,438	$1,457	$1,517	$1,577
	Add: Taxable equivalent adjustment	7	7	6	5	5
	Net interest income (FTE) (a)	1,423	1,445	1,463	1,522	1,582

	Net interest income (annualized) (b)	5,618	5,705	5,844	6,152	6,257
	Net interest income (FTE) (annualized) (c)	5,646	5,733	5,868	6,173	6,276

	Interest income	2,648	2,529	2,370	2,213	2,075
	Add: Taxable equivalent adjustment	7	7	6	5	5
	Interest income (FTE)	2,655	2,536	2,376	2,218	2,080
	Interest income (FTE) (annualized) (d)	10,533	10,061	9,530	8,995	8,252

	Interest expense (annualized) (e)	4,888	4,328	3,662	2,823	1,976
	Average interest-earning assets (f)	198,166	192,216	189,060	187,407	187,640
	Average interest-bearing liabilities (g)	146,507	139,779	134,590	129,280	126,390

	Net interest margin (b) / (f)	2.83%	2.97%	3.09%	3.28%	3.33%
	Net interest margin (FTE) (c) / (f)	2.85%	2.98%	3.10%	3.29%	3.35%
	Net interest rate spread (FTE) (d) / (f) - (e) / (g)	1.97%	2.13%	2.32%	2.62%	2.84%

	Income before income taxes	$650	$846	$775	$718	$914
	Add: Taxable equivalent adjustment	7	7	6	5	5
	Income before income taxes (FTE)	657	853	781	723	919

	Net income available to common shareholders	492	623	562	535	699
	Add: Intangible amortization, net of tax	8	8	8	9	10
	Tangible net income available to common shareholders (h)	500	631	570	544	709
	Tangible net income available to common shareholders (annualized) (i)	1,984	2,503	2,286	2,206	2,813

	Average Bancorp shareholders’ equity	17,201	17,305	18,344	17,977	16,857
Less:	Average preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Average goodwill	(4,919)	(4,919)	(4,919)	(4,915)	(4,925)
	Average intangible assets	(130)	(141)	(152)	(163)	(176)
	Average tangible common equity, including AOCI (j)	10,036	10,129	11,157	10,783	9,640
Less:	Average AOCI	6,244	5,835	4,480	4,442	5,386
	Average tangible common equity, excluding AOCI (k)	16,280	15,964	15,637	15,225	15,026

	Total Bancorp shareholders’ equity	19,172	16,544	17,809	18,364	17,327
Less:	Preferred stock	(2,116)	(2,116)	(2,116)	(2,116)	(2,116)
	Goodwill	(4,919)	(4,919)	(4,919)	(4,915)	(4,915)
	Intangible assets	(125)	(136)	(146)	(157)	(169)
	Tangible common equity, including AOCI (l)	12,012	9,373	10,628	11,176	10,127
Less:	AOCI	4,487	6,839	5,166	4,245	5,110
	Tangible common equity, excluding AOCI (m)	16,499	16,212	15,794	15,421	15,237
Add:	Preferred stock	2,116	2,116	2,116	2,116	2,116
	Tangible equity (n)	18,615	18,328	17,910	17,537	17,353

	Total assets	214,574	212,967	207,276	208,657	207,452
Less:	Goodwill	(4,919)	(4,919)	(4,919)	(4,915)	(4,915)
	Intangible assets	(125)	(136)	(146)	(157)	(169)
	Tangible assets, including AOCI (o)	209,530	207,912	202,211	203,585	202,368
Less:	AOCI, before tax	5,680	8,657	6,539	5,373	6,468
	Tangible assets, excluding AOCI (p)	$215,210	$216,569	$208,750	$208,958	$208,836

	Common shares outstanding (q)	681	681	681	681	683

	Tangible equity (n) / (p)	8.65%	8.46%	8.58%	8.39%	8.31%
	Tangible common equity (excluding AOCI) (m) / (p)	7.67%	7.49%	7.57%	7.38%	7.30%
	Tangible common equity (including AOCI) (l) / (o)	5.73%	4.51%	5.26%	5.49%	5.00%
	Tangible book value per share (including AOCI) (l) / (q)	$17.64	$13.76	$15.61	$16.41	$14.83
	Tangible book value per share (excluding AOCI) (m) / (q)	$24.23	$23.81	$23.19	$22.64	$22.31

Fifth Third Bancorp and Subsidiaries
Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	December	September	December
	2023	2023	2022
Net income (r)	$530	$660	$737
Net income (annualized) (s)	2,103	2,618	2,924

Adjustments (pre-tax items)
FDIC special assessment	224	—	—
Valuation of Visa total return swap	22	10	38
Fifth Third Foundation contribution	15	—	—
Restructuring severance expense	5	—	—
Branch impairment charges	—	—	6
Adjustments, after-tax (t)(a)	205	8	34

Adjustments (tax related items)
Tax benefit associated with resolution of certain acquisition related tax matters	(17)	—	(15)
Adjustments (tax related items) (u)	(17)	—	(15)

Noninterest income (v)	744	715	735
Valuation of Visa total return swap	22	10	38
Branch impairment charges	—	—	6
Adjusted noninterest income (w)	766	725	779

Noninterest expense (x)	1,455	1,188	1,218
FDIC special assessment	(224)	—	—
Fifth Third Foundation contribution	(15)	—	—
Restructuring severance expense	(5)	—	—
Adjusted noninterest expense (y)	1,211	1,188	1,218

Adjusted net income (r) + (t) + (u)	718	668	756
Adjusted net income (annualized) (z)	2,849	2,650	2,999

Adjusted tangible net income available to common shareholders (h) + (t) + (u)	688	639	728
Adjusted tangible net income available to common shareholders (annualized) (aa)	2,730	2,535	2,888

Average assets (ab)	$214,057	$208,385	$206,017

Return on average tangible common equity (i) / (j)	19.8%	24.7%	29.2%
Return on average tangible common equity excluding AOCI (i) / (k)	12.2%	15.7%	18.7%
Adjusted return on average tangible common equity, including AOCI (aa) / (j)	27.2%	25.0%	30.0%
Adjusted return on average tangible common equity, excluding AOCI (aa) / (k)	16.8%	15.9%	19.2%

Return on average assets (s) / (ab)	0.98%	1.26%	1.42%
Adjusted return on average assets (z) / (ab)	1.33%	1.27%	1.46%
Efficiency ratio (FTE) (x) / [(a) + (v)]	67.2%	55.0%	52.6%
Adjusted efficiency ratio (y) / [(a) + (w)]	55.3%	54.7%	51.6%
Total revenue (FTE) (a) + (v)	$2,167	$2,160	$2,317
Adjusted total revenue (FTE) (a) + (w)	$2,189	$2,170	$2,361
Pre-provision net revenue (PPNR) (a) + (v) - (x)	$712	$972	$1,099
Adjusted pre-provision net revenue (PPNR) (a) + (w) - (y)	$978	$982	$1,143
Totals may not foot due to rounding; (a) Assumes a 23% tax rate

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)

For the three months ended December 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$812	$1,190	$66	$(645)	$1,423
(Provision for) benefit from credit losses	25	(81)	—	1	(55)
Net interest income after (provision for) benefit from credit losses	837	1,109	66	(644)	1,368
Noninterest income	332	284	140	(12)	744
Noninterest expense	(488)	(614)	(139)	(214)	(1,455)
Income (loss) before income taxes	681	779	67	(870)	657
Applicable income tax (expense) benefit(a)	(129)	(164)	(15)	181	(127)
Net income (loss)	$552	$615	$52	$(689)	$530

For the three months ended September 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$1,012	$1,390	$98	$(1,055)	$1,445
Provision for credit losses	—	(105)	(1)	(13)	(119)
Net interest income after provision for credit losses	1,012	1,285	97	(1,068)	1,326
Noninterest income	353	274	139	(51)	715
Noninterest expense	(478)	(624)	(135)	49	(1,188)
Income (loss) before income taxes	887	935	101	(1,070)	853
Applicable income tax (expense) benefit(a)	(169)	(196)	(22)	194	(193)
Net income (loss)	$718	$739	$79	$(876)	$660

For the three months ended June 30, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$1,025	$1,370	$95	$(1,027)	$1,463
(Provision for) benefit from credit losses	9	(65)	—	(121)	(177)
Net interest income after (provision for) benefit from credit losses	1,034	1,305	95	(1,148)	1,286
Noninterest income	336	271	137	(18)	726
Noninterest expense	(486)	(632)	(139)	26	(1,231)
Income (loss) before income taxes	884	944	93	(1,140)	781
Applicable income tax (expense) benefit(a)	(173)	(198)	(20)	211	(180)
Net income (loss)	$711	$746	$73	$(929)	$601

For the three months ended March 31, 2023	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$980	$1,257	$101	$(816)	$1,522
Provision for credit losses	(46)	(51)	—	(67)	(164)
Net interest income after provision for credit losses	934	1,206	101	(883)	1,358
Noninterest income	336	273	138	(51)	696
Noninterest expense	(551)	(645)	(146)	11	(1,331)
Income (loss) before income taxes	719	834	93	(923)	723
Applicable income tax (expense) benefit(a)	(139)	(175)	(19)	168	(165)
Net income (loss)	$580	$659	$74	$(755)	$558

For the three months ended December 31, 2022	Commercial Banking	Consumer and Small Business Banking	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$876	$1,151	$94	$(539)	$1,582
(Provision for) benefit from credit losses	11	(46)	—	(145)	(180)
Net interest income after (provision for) benefit from credit losses	887	1,105	94	(684)	1,402
Noninterest income	349	268	133	(15)	735
Noninterest expense	(464)	(602)	(134)	(18)	(1,218)
Income (loss) before income taxes	772	771	93	(717)	919
Applicable income tax (expense) benefit(a)	(150)	(162)	(19)	149	(182)
Net income (loss)	$622	$609	$74	$(568)	$737
(a) Includes taxable equivalent adjustments of $7 million for the three months ended December 31, 2023 and September 30, 2023, $6 million for the three months ended June 30, 2023 and $5 million for the three months ended March 31, 2023 and December 31, 2022.